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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)            MAY 14, 2002


                                U.S. VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



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
            DELAWARE                                    0-23397                                      22-3032948
(State or other jurisdiction of                (Commission File Number)               (I.R.S. Employer Identification No.)
 incorporation or organization)


1 HARMON DRIVE, GLEN OAKS INDUSTRIAL PARK, GLENDORA, NEW JERSEY                                        08029
(Address of principal executive offices)                                                             (Zip Code)
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                                 (856) 228-1000
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

         On May 14, 2002, U.S. Vision, Inc. ("USV") and Kayak Acquisition Corp., a Delaware corporation formed by certain stockholders and members of USV's senior management ("Kayak"), entered into an Agreement and Plan of Merger pursuant to which USV will be acquired by Kayak and go private. If the merger is consummated, each outstanding share of USV's common stock, other than shares of USV stock owned by any stockholder of Kayak, will be exchanged for $4.25 per share in cash.

         Kayak was formed by William A. Schwartz, Jr., the President of USV, George E. Norcross, III, and Joseph J. Roberts, Jr., all of whom are stockholders and directors of USV, and certain other stockholders and management of USV. These owners of Kayak beneficially own approximately 26% of the outstanding common stock of USV.

         USV's Board of Directors formed a special committee to negotiate the terms of the merger on behalf of USV. The special committee unanimously recommended to the USV Board of Directors that it approve the merger and the Board of Directors approved the merger, with Messrs. Schwartz, Norcross and Roberts abstaining from the decision. The merger is subject to various closing conditions, including the approval of USV's stockholders. In addition, the consummation of the merger is subject to Kayak obtaining satisfactory financing to complete the merger. It is anticipated that the transaction will close in late summer.

         Commerce Capital Markets is serving as the financial advisor to USV and has rendered its oral opinion to USV's Board of Directors with respect to the fairness, from a financial point of view, of the merger consideration to be received by the stockholders of USV.

         A copy of USV's press release announcing the merger and a copy of the Agreement and Plan of Merger are attached as exhibits hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.
                  2        -- Agreement and Plan of Merger, dated May 14, 2002.
                  99.1     -- Press Release, dated May 14, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, U.S. Vision, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2002          U.S. VISION, INC.



                            By:  /s/ Carmen J. Nepa III
                               ------------------------
                                     Carmen J. Nepa III, Chief Financial Officer




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                                  EXHIBIT INDEX


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
         EXHIBIT
         NUMBER                        EXHIBIT
         -------                       -------
           2             --Agreement and Plan of Merger, dated May 14, 2002.
           99.1          --Press Release dated May 14, 2002.
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